UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2018

VALERO ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	1-36232	90-1006559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2018, Jay D. Browning announced that he has elected to retire, effective January 1, 2019, from his position as Executive Vice President and General Counsel of Valero Energy Partners GP LLC (the “General Partner”), the general partner of Valero Energy Partners LP (the “Partnership”). In light of the pending merger (the “Merger”) contemplated by the previously announced Agreement and Plan of Merger, dated as of October 18, 2018 (the “Merger Agreement”), by and among Valero Energy Corporation (“VLO”), Forest Merger Sub, LLC, an indirect wholly owned subsidiary of VLO, the Partnership and the General Partner, the board of directors of the General Partner (the “VLP GP Board”) currently does not have any plans with respect to the election of a replacement for Mr. Browning.

Additionally, on December 14, 2018, in connection with the pending Merger, the parties to the Merger Agreement determined that effective upon the closing of the Merger, each of Timothy J. Fretthold, Robert S. Beadle and Randall J. Larson, the independent members of the VLP GP Board, will resign from the VLP GP Board and cease to be a director of the General Partner. There are no disagreements between any such director and the General Partner or the Partnership on any matter relating to the operations, policies or practices of the General Partner or the Partnership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY PARTNERS LP

	By:	Valero Energy Partners GP LLC,
its general partner

Date: December 14, 2018	By:	/s/ J. Stephen Gilbert
J. Stephen Gilbert
Vice President and Secretary